Exhibit 99.1

Courtesy of PR Newswire Complimentary Monitoring

PRESS RELEASE: Innotrac Corporation Announces 2007 Second Quarter Results

[ Dow Jones & Company, Inc.  ·  2007-08-21 ]

ATLANTA, Aug. 21 /PRNewswire-FirstCall/ -- Innotrac Corporation (Nasdaq: INOC) announced financial results today for the second quarter ended June 30, 2007. The Company reported revenues of $28.1 million for the quarter versus $16.6 million reported in the comparable period in 2006, an increase of 69.2%. The increase in revenue was primarily attributed to the addition of several new retail/catalog clients and additional revenue resulting from clients acquired in the ClientLogic acquisition in October, 2006. The Company reported a net profit of $45,000, or $0.0 per share, for the three months ended June 30, 2007, versus a net loss of $834,000 million, or $0.07 per share, in the comparable period of 2006.

Conference Call

Innotrac Corporation will hold a conference call on Wednesday afternoon at 4: 30 PM Eastern Time to discuss this release. During the conference call, Scott Dorfman, President and Chief Executive Officer, will discuss Innotrac's quarterly results, business highlights and other business and financial matters affecting the Company. Investors can listen to the conference call live by dialing 1-877-569-0972 (Conference ID: 14175584) or by logging on to www.innotrac.com and clicking on "Webcasts and Presentations" in the "Investor Relations" section. The Webcast will be archived and available at the same Web address. Additionally, a 48-hour audio playback will be available at 1-800- 642- 1687 (Conference ID: 14175584).

Innotrac

Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates ten fulfillment centers and two call centers in seven cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, www.innotrac.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature. Forward-looking statements in this press release include our expectations for future progress in our business and future generation of cash flows. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its current clients and attract new clients, realization of expected revenues from new clients, the state of the telecommunications and direct response industries in general, changing technologies, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2006 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission. Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

INNOTRAC CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	June 30,
	(Unaudited)
	2007	2006

Revenues	$28,054	$16,577
Cost of revenues	15,793	7,980
Selling, general and administrative expenses	10,737	8,478
Depreciation and amortization	1,317	862
Total operating expenses	27,847	17,320
Operating (loss)	207	(743)
Interest expense	162	91
Total other expense	162	91
(Loss) before income taxes	45	(834)
Income tax (benefit)	-	-
Net (loss)	$45	$(834)

Earnings per share:
Basic	$0.00	$(0.07)
Diluted	$0.00	$(0.07)

Weighted average shares outstanding:
Basic	12,282	12,281
Diluted	12,283	12,281

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

INNOTRAC CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)

ASSETS
Current Assets:
Cash	$545	$1,014
Accounts receivable (net of allowance for doubtful accounts of $230 at June 30, 2007 and $257 at December 31, 2006)	20,064	22,939
Inventory	1,084	1,729
Prepaid expenses and other	1,449	1,088
Total current assets	23,142	26,770

Property and equipment, net of Depreciation	18,024	17,836
Goodwill	25,169	25,169
Other assets, net	1,440	1,765

Total assets	$67,775	$71,540

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$11,891	$14,363
Line of credit	9,004	8,586
current liabilities	4,205	4,981
Total current liabilities	25,100	27,930

Non-current Liabilities:
Other non-current liabilities	1,229	1,576
Total non-current liabilities	1,229	1,576

Total shareholders' equity	41,446	42,034

Total liabilities and shareholders' equity	$67,775	$71,540

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

INNOTRAC CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	June 30,
	(Unaudited)
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(749)	$(2,112)
Adjustments to net loss:
Depreciation and amortization	2,602	1,683
Provision for bad debts	(21)	74
Stock option expense	162	63
Changes in working capital:
Accounts receivable, gross	2,896	(1,987)
Inventory	645	1,742
Prepaid assets and other current assets	(329)	(200)
Accounts payable and accrued Expenses	(2,546)	(2,284)
Cash provided by (used in) operating activities	2,660	(3,021)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,737)	(5,418)
Installment payment on previous acquisition of business	(800)	-
Cash (used in) investing activities	(3,537)	(5,418)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under line of credit	418	7,398
Loan commitment fees	(10)	(20)
Cash provided by (used in) provided by financing activities	408	7,378

Net (decrease) in cash	(469)	(1,061)
Cash, beginning of period	1,014	2,068
Cash, end of period	$545	$1,007

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

SOURCE  Innotrac Corporation

/CONTACT: Brooke Thornton of Innotrac Corporation, +1-678-584-4070, bthornton@innotrac.com

/Web site: http://www.innotrac.com